***unofficial translate***

Agreement for Issuing Abroad

Party A: China International Books Trading Corporation

Party B: Sale and Marketing Publishing House

The above-mentioned parties reach the following agreement on issuing China Marketing Magazine abroad:

1.

Party B agrees to authorize Party A to catalogue and publish “Sale and Marketing Magazine” in overseas market. For this overseas version, an additional printing should be added to the copyright page of each issue as following:

Distributed abroad: “China International Book Trading Corporation” (Beijing, postbox 399)

    Code of Issuing abroad: SM5907

2.

Party B offers 40% issuing discount according to Party A’s domestic fixed price, and settles the publications account with 60% of the stated fixed price in　terms of RMB. Upon the delivery of authorized publications to Party A, Party B can bill Party A with monthly, quarterly, or annual invoice (with the title filled in Party A's full name). Party A shall pay the invoice after confirmation.

3.

Upon any changes in the Name, Publication Cycle, Format, Fixed Price of the publications or the Contact Address, Person to Contact, Telephone No., Account No. of Party B, etc., Party A shall be informed in written form in time; If the publications will be suspended, increased, postponed, supplemented, etc., Party B shall also notify Party A in advance.

4.

Party B should take fully responsibility of the content, printing and packing quality. For any damage or loss during the delivery process resulted from unqualified packing, Party B shall take the responsibility for inquiring the carrier and supply the damaged or lost publications to Party A.

5.

The stated abroad issuing price shall be confirmed by Party A.

6.

If Party B needs to know about the overseas performance, Party A can offer the statistical form of overseas market segmented by countries; however the names and addresses of the subscribers shall not be disclosed.

7.

Party A shall inform Party B of the quantity of the publications within the required ordering period; In the case Party A does not make a timely order, Party B can supply with the number of issues ordered in previous period.

8.

Address of Party A for goods delivering:

No.35 Chegongzhuang (W.), Beijing, China 100044

The department of receiving goods in the logistics centre of China International Books Trading Corporation

Party A’s Contact Add.:

No.35 Chegongzhuang (W.), Beijing, China 100044

the export department of newspapers and periodicals of China International Books Trading Corporation

Tel.: 68413063/68433167

Fax: 68420340

9.

Anything not mentioned in this Agreement will be supplemented separately through the negotiation between both parties. This Agreement will be effective after being signed by both parties, and will be extended automatically unless either party raises a different opinion one year later.

Place of signing this agreement: Beijing

Party A:                                      Party B:

(Signature)                                    (Signature)

June 30, 2003                                  June 24, 2003

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